                                                                    EXHIBIT (c)4
--------------------------------------------------------------------------------
                                  PROJECT APPLE

                     PRESENTATION TO THE SPECIAL COMMITTEE

                                  JULY 8, 2003
--------------------------------------------------------------------------------

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
TABLE OF CONTENTS

                  I.    Transaction Overview

                  II.   Situation Overview

                  III.  Edison Schools Inc. Valuation Analyses

                        Appendix

                            I. TRANSACTION OVERVIEW

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
TRANSACTION OVERVIEW (PRELIMINARY AND SUBJECT TO CHANGE)

Summary of Key Financial Merger Terms:

Transaction Structure:                                              100% cash consideration merger of
                                                                    [Shakespeare Acquisition LLC] ("Merger Sub")
                                                                    into Edison Schools Inc.

Merger Consideration:                                               Edison shareholders will receive [$1.66] in
                                                                    cash for each share of Edison common stock

Fully-Diluted Equity Value (1):                                     $94.8 million
    Edison Net Debt (2):                                            $54.1 million

Fully-Diluted Enterprise Value (1)(2):                              $148.9 million

Implied Premium to Edison Based on Unaffected Share Price (3):      % Premium (5/6/03)                                       56.6%
                                                                    % Premium (1 Month Average)                              60.2%
                                                                    % Premium (2 Month Average)                              57.0%
                                                                    % Premium (3 Month Average)                              44.6%
                                                                    % Premium (6 Month Average)                              26.1%
                                                                    % Premium (52-Week Intraday High)                       (62.7)%
                                                                    % Premium (52-Week Intraday Low)                       1085.7%

Enterprise Transaction Value Multiples:                             Relative to                                               0.3x
                                                                    FY2003E Revenue (4)
                                                                    FY2004E Revenue (5)                                       0.4x
                                                                    FY2003E EBITDA (Adjusted) (4)                             6.0x
                                                                    FY2004E EBITDA (5)                                        4.8x


(1) Assumes accelerated vesting for all unvested in the money options; also assumes all in the money options are exercised prior to closing.

(2) Estimated balance as of 6/30/03.

(3) Based on share price as of May 6, 2003, prior to the Company's announcement of Management's efforts to acquire all the outstanding shares of the Company's Common Stock.

(4) Based on Management estimates.

(5) Based on Management estimates as adjusted.

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
EVERCORE EVALUATION PROCESS

- This presentation contains a summary of the analyses we have performed in evaluating potential offers and includes the following:

      -     Historical Share Price Trading Analysis

      -     Peer Group Trading Analysis

      -     Precedent Transactions Analysis

      -     Premiums Paid Analysis

      -     Present Value of Future Stock Price Analysis

      -     Discounted Cash Flow Analysis

      -     Leveraged Buyout Analysis

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
EVERCORE EVALUATION PROCESS (CONTINUED)

- In connection with developing our preliminary views on the evaluation of potential offers, Evercore has, among other things:

      - Analyzed certain publicly available financial statements and other publicly available information relating to Edison;

      - Analyzed certain internal financial statements and other non-public financial and operating data relating to Edison that were prepared and furnished to us by the management of Edison;

      - Analyzed certain internal financial projections relating to Edison that were prepared and furnished to us by the management of Edison;

      - Discussed the past and current operations, financial projections and current financial condition of Edison with the management of Edison;

      - Reviewed certain internal presentations that the management of Edison has previously made to the Board of Edison and the Special Committee of the Board of Directors of Edison describing Edison's customers, competitors and strategy;

      - Reviewed the reported prices, trading activity and valuation multiples of Edison Common Stock;

      - Compared the financial performance of Edison and the prices, trading activity and valuation multiples of the Edison Common Stock with that of certain other publicly-traded companies and their securities that we deemed relevant;

      - Reviewed the financial terms, to the extent available, of certain transactions that Evercore deemed comparable and compared them to the proposed financial terms of the Merger;

      - Participated in discussions and negotiations among representatives of [Shakespeare Acquisition LLC] and Edison, and their advisors;

      - Reviewed the Merger Agreement in substantially final form and assumed that the final form of such Merger Agreement will not vary in any respect material to our analysis; and

      - Performed other examinations and analyses and considered other factors that we deemed appropriate

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
EVERCORE EVALUATION PROCESS (CONTINUED)

- We have assumed and relied upon the accuracy and completeness of the information publicly available and the information furnished to or discussed with us without assuming any responsibility for verification thereof

- We have assumed that the financial projections prepared and furnished to us by the management of Edison have been reasonably prepared, reflecting their best currently available estimates and good faith judgments of future:

      -     Competitive, operating and regulatory environments; and

      -     Financial performance

                             II. SITUATION OVERVIEW

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
EDISON HISTORICAL SHARE PRICE PERFORMANCE

                          JANUARY 2001 TO JULY 7, 2003


                                  (LINE GRAPH)

Source: Factset.


52 Week Intraday High             $ 2.50
52 Week Intraday Low                0.14
All-Time High (2/8/2001)           38.75
IPO Issue Price (11/11/1999)       18.00

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
EDISON HISTORICAL SHARE PRICE PERFORMANCE (CONTINUED)

                          JULY 5, 2002 TO JULY 7, 2003



                                  (LINE GRAPH)

Source: Factset.

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
TRADING HISTOGRAM

- Over the last twelve months, on a cumulative basis, 68% of Edison's shares have traded below $1.50 per share and 86% of Edison's shares have traded below $1.75 per share



                          JULY 5, 2002 TO JULY 7, 2003


                               VOLUME DISTRIBUTION

                                   (BAR CHART)

                        VOLUME DISTRIBUTION - CUMULATIVE

                                   (BAR CHART)

Source: Factset.

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
OVERVIEW OF PROCESS (1)

- H. Christopher Whittle and his personal representative, Bear Stearns & Co. ("the Management Group"), began a process in the early spring of 2003 in an attempt to find investors to take the Company private. According to the Management Group, the following process was conducted:

      -     77 private investors were initially contacted

            - 2 strategic buyers were contacted through their private equity owners - Sylvan Learning (through Apollo) and Chancellor (through Warburg Pincus) - Apollo conducted on site due diligence, Warburg Pincus declined

      -     Management made presentations to 19 potential investors

      - 9 potential investors conducted due diligence beyond the Management meetings

- On April 29, the Special Committee of the Board of Directors of Edison was formed

- In early May, the Management Group asked the remaining four participants to provide a written indication that, based on their work to date, a value of $1.40 per share could be supported (the share price was approximately $1.00 at the time)

      - Liberty Partners ("Liberty"), Sun Capital Partners and J.W. Childs provided such an indication on May 6

      - A fourth potential investor, Joseph, Littlejohn & Levy, indicated it would need more time and ultimately did not provide an indication of value

- On May 8, the Company announced that management had informed the Board that it was considering making an offer to purchase all of the outstanding shares of the Company's common stock

      - Following this announcement, the Company's stock price rose from $1.06 per share (May 6) to $2.00 per share (May 8), or a total of 89%


(1) Source: Public information and discussions with Edison management and Bear Stearns

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
OVERVIEW OF PROCESS (CONTINUED)

- On May 13 and 14, the Special Committee interviewed potential financial and legal advisors

- On May 19, Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden Arps") was officially retained by the Special Committee as its legal advisor

- On May 19 and May 20, Mr. Whittle had conversations with the investors that provided indications of interest on May 6. In these conversations, the investors provided Mr. Whittle with revised indications of value as well as summary descriptions of transaction terms. Based on these conversations, Mr. Whittle elected to pursue a transaction with Liberty Partners.

- On May 23, Evercore was officially retained by the Special Committee as its financial advisor

- Since June 3, Evercore has been in the process of conducting due diligence on the Company in order to assist the Special Committee in reviewing potential offers

- On June 6, the Special Committee received a letter from Mr. Whittle indicating that, based on his work to date, he was considering a price range of $1.58 per share to $1.65 per share for the outstanding shares of the Company

- On June 16, Liberty provided the first draft of the Merger Agreement to the Special Committee's Advisors

- On June 20, Liberty provided a commitment letter, fee letter and term sheet to the Special Committee's Advisors

- On June 23, Liberty provided a term sheet outlining their management agreement with Mr. Whittle to the Special Committee's Advisors

- On June 23, after consultation with the Special Committee, the Advisors informed the Management Group that they would not proceed to comment on the Merger Agreement unless the Management Group fully informed the Advisors of the outcome of their process, including the value indication provided by parties on May 19 and May 20

      - Following this conversation, Bear Stearns verbally indicated that the preliminary range provided by Liberty was $1.60 per share to $2.00 per share

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
OVERVIEW OF PROCESS (CONTINUED)

-     On June 26, Evercore presented its preliminary analysis to the Special
      Committee

- On June 27, Evercore and Skadden Arps met with representatives of Liberty in order to answer a series of questions regarding Liberty, its background and transaction history, the financing of any acquisition proposal by Liberty and whether Liberty had obtained the approval of its limited partner for a potential acquisition proposal

- On July 1, Skadden Arps and Blank Rome LLP met to discuss comments to the Merger Agreement

- On July 2, Bear Stearns contacted Evercore and indicated that the Management Group and Liberty were willing to pay $1.58 per share for the outstanding shares of the Company

- On July 2, Evercore and Skadden Arps informed the Special Committee of the offer

      - The Special Committee instructed Evercore to inform the Management Group and Liberty that their offer did not form the basis for further discussions. Evercore provided this response on July 3

- On July 5, Bear Stearns contacted Evercore on behalf of the Management Group and Liberty and provided a new price indication of $1.66 per share for the outstanding shares of the Company

                  III. EDISON SCHOOLS INC. VALUATION ANALYSES

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
SUMMARY OF VALUATION ANALYSES





                                  (BAR GRAPH)






(1) BASED ON EDISON STOCK PRICE AS OF MAY 6, 2003.

(2) REPRESENTS MEAN/MEDIAN RANGE FOR 1 DAY PREMIUMS (31.8% - 33.9%).

(3) REPRESENTS MEAN/MEDIAN RANGE FOR 1 DAY PREMIUMS (31.3% - 41.1%).

(4) REPRESENTS MEAN/MEDIAN RANGE FOR 1 DAY PREMIUMS (25.0% - 47.5%).

(5) BASED ON 6.0X - 7.0X LTM EBITDA MULTIPLE.

(6) BASED ON 6.5X LTM EBITDA MULTIPLE.

(7) BASED ON 5.7X - 8.7X LTM EBITDA MULTIPLE

(8) BASED ON 15% DISCOUNT RATE AND 3.0X - 4.0X TERMINAL EBITDA MULTIPLE

(9) Based on 21% Cost of Equity and 3.5x - 4.5x 2004 EBITDA multiple.

(10) Assumes 20% - 25% return at same exit multiple as purchase multiple.

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
TRANSACTION MATRIX                     ($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)



                           PREMIUM TO
             ---------------------------------------                                        TOTAL ENTERPRISE VALUE /
                  MARKET              UNAFFECTED                                  -------------------------------------------
             -----------------   --------------------                                  REVENUE                 EBITDA (3)
                                                              IMPLIED FD          -----------------    ----------------------
                        LAST 30               LAST 30   -----------------------    FY2003E   FY2004E    FY2003E        FY2004E
OFFER        CURRENT   TRADING   UNAFFECTED   TRADING    EQUITY       ENTERPRISE   -------   -------    -------        -------
PRICE        7/7/03    DAY AVG.  PRICE (1)    DAY AVG.   VALUE        VALUE (2)    PLAN      BASE (5)   ADJUSTED (4)   BASE (5)
-----        ------    --------  ---------    --------   -----        ---------    ----      --------   ------------   --------
STATISTIC:   $1.57     $1.56     $1.06        $1.02                                 $449.4    $386.7      $25.0            $30.9

$1.66          5.7%      6.4%     56.6%        62.2%      $94.8        $148.9          0.3x      0.4x       6.0x             4.8x


(1)   Based on share price as of May 6, 2003.

(2)   Based on June 2003 projected net debt.

(3)   Based on Operating EBITDA - School Closures & Other Write-offs.

(4)   Adjusted for potential downsides as indicated by Management.

(5)   Based on Management estimates as adjusted.

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
PURCHASE PREMIUMS ANALYSIS - CURRENT MARKET PRICE

                                IMPLIED PREMIUMS
--------------------------------------------------------------------------------
                                                                     OFFER PRICE
                                                                     -----------
                                                                      $   1.66

Premium Relative to Historical Share Prices            Statistic
                                                       ---------
CURRENT SHARE PRICE (1)                                    $1.57           5.7%

20 Trading Day Average                                      1.55           7.4%
30 Trading Day Average                                      1.56           6.4%
1 Week Average                                              1.56           6.5%
1 Month Average                                             1.55           7.3%
2 Month Average                                             1.59           4.1%
3 Month Average                                             1.41          17.9%
6 Month Average                                             1.36          22.4%

52-Week Intraday High                                       2.50         (33.6%)
52-Week Intraday Low                                        0.14        1085.7%
52-Week Closing Average                                     1.11          50.0%

All-Time Intraday Low                                       0.14        1085.7%
All-Time Intraday High                                     38.75         (95.7%)

(1) Based on stock price as of July 07, 2003.

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
PURCHASE PREMIUMS ANALYSIS - UNAFFECTED PRICE



                                IMPLIED PREMIUMS
--------------------------------------------------------------------------------
                                                                     OFFER PRICE
                                                                     -----------
                                                                     $    1.66

Premium Relative to Historical Share Prices           Statistic
                                                      ---------
UNAFFECTED SHARE PRICE (1)                               $1.06            56.6%

20 Trading Day Average                                    1.03            60.7%
30 Trading Day Average                                    1.02            62.2%
1 Week Average                                            1.07            55.4%
1 Month Average                                           1.04            60.2%
2 Month Average                                           1.06            57.0%
3 Month Average                                           1.15            44.6%
6 Month Average                                           1.32            26.1%

52-Week Intraday High                                     4.45           (62.7%)
52-Week Intraday Low                                      0.14          1085.7%
52-Week Closing Average                                   1.10            51.3%

All-Time Intraday Low                                     0.14          1085.7%
All-Time Intraday High                                   38.75           (95.7%)

(1) Based on stock price as of May 6, 2003.

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
PREMIUMS PAID ANALYSIS: EDUCATIONAL - TRANSACTIONS SINCE 1/1/98




                                                                                              PREMIUM TO ANNOUNCEMENT DATE
                                                                                             --------------------------------
ANNC.                                                                          EQUITY
DATE           TARGET NAME                       ACQUIROR NAME                 VALUE         1 DAY       1 WEEK       4 WEEKS
----           -----------                       -------------                 -----         -----       ------       -------

               EDISON SCHOOLS (MARKET)                                           $95           5.7%        6.5%         7.3%

               EDISON SCHOOLS (UNAFFECTED)                                                    56.6%       55.4%        60.2%

03/26/03       Whitman Education Group Inc       Career Education Corp          $245          39.4%       42.5%        62.9%
08/06/02 (1)   Nobel Learning Communities Inc    Investor Group                   51          37.2%       40.9%        43.5%
06/10/02       SkillSoft Corp                    SmartForce PLC                  366          19.9%       16.7%        25.6%
08/13/01       Hungry Minds Inc                  John Wiley & Sons Inc            90         (19.4%)     (21.4%)      (13.0%)
08/09/01       Children's Comprehensive Svcs     Ameris Acquisition Inc           44          39.9%       31.9%        36.4%
07/09/01       Argosy Education Group Inc        Education Management Corp        78          30.6%       50.9%        71.4%
06/01/01       Houghton Mifflin Co               Vivendi Universal SA          1,750          12.2%       17.4%        33.8%
10/27/00       Harcourt General Inc              Reed Elsevier                 4,401          49.4%       50.6%        62.2%
06/27/00       Quest Education Corp              Kaplan Inc                      157          88.2%       89.4%        98.4%
03/30/98       Children's Discovery Centers      Knowledge Beginnings Inc         84          21.0%       16.7%        25.6%

                                                                                Mean          31.8%       33.6%        44.7%
                                                                              Median          33.9%       36.4%        39.9%

Source: SDC.

(1) Transaction not completed.

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
PREMIUMS PAID ANALYSIS: MANAGEMENT BUYOUTS - COMPLETED TRANSACTIONS SINCE 1/1/01

                                                                                    PREMIUM TO ANNOUNCEMENT DATE
ANNC.                                                                     EQUITY   -------------------------------
DATE          TARGET NAME                    ACQUIROR NAME                VALUE    1 DAY      1 WEEK       4 WEEKS
----          -----------                    -------------                -----    -----      ------       -------
              EDISON SCHOOLS (MARKET)                                    $   95      5.7%       6.5%         7.3%

              EDISON SCHOOLS (UNAFFECTED)                                           56.6%      55.4%        60.2%

04/22/03      Varsity Brands Inc             Investor Group               136.8     68.3%      86.0%        72.1%
04/04/03      Sports Club Co                 Investor Group                70.2     25.0%      13.3%        17.1%
03/26/03      InvestorsBancorp,Waukesha,WI   Investor Group                 5.8      4.3%       1.7%         33.8%
02/24/03      PDS Gaming Corp                Investor Group                 7.6     73.3%      65.5%        51.7%
02/18/03      Lexent Inc                     Investor Group                53.6      9.7%       8.1%         9.1%
10/11/02      Landair Corp                   Investor Group                19.7     96.6%      78.6%       108.3%
09/30/02      Student Advantage Inc          Investor Group                10.9     25.0%      31.1%        24.9%
09/26/02      Interstate Natl Dealer Svcs    CHL Holdings Corp             15.9     37.4%      52.4%        21.4%
09/06/02      Disc Graphics Inc              Investor Group                10.1    202.2%     189.5%       150.0%
07/26/02      International Specialty Prods  Samuel J Heyman              138.0     (1.4%)      4.8%         6.0%
05/14/02      US Vision Inc                  Kayak Acquisition Corp        24.5     25.0%      24.5%        31.6%
02/13/02      Deltek Systems Inc             Investor Group                57.3     12.2%      15.8%        21.2%
01/28/02      Jenny Craig Inc                Investor Group               114.8     39.8%      39.5%        42.2%

                                                                           Mean     47.5%      47.0%        45.3%
                                                                         Median     25.0%      31.1%        31.6%

Source: SDC

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
PREMIUMS PAID ANALYSIS: BETWEEN $100MM AND $250MM - COMPLETED TRANSACTIONS SINCE 1/1/01

                                                                                                  PREMIUM TO ANNOUNCEMENT DATE
ANNC.                                                                                  EQUITY    --------------------------------
DATE          TARGET NAME                      ACQUIROR NAME                           VALUE     1 DAY        1 WEEK      4 WEEKS
----          -----------                      -------------                           -----     -----        ------      -------

              EDISON SCHOOLS (MARKET)                                                  $95        5.7%         6.5%          7.3%

              EDISON SCHOOLS (UNAFFECTED)                                                        56.6%        55.4%         60.2%

12/24/02      Aegis Realty Inc                 Phillips Edison Ltd                     $93        7.7%         6.9%          7.7%
12/16/02      ANFI Inc                         Fidelity Natl Finl Inc                  170       10.9%        15.9%         24.6%
12/16/02      Rawlings Sporting Goods  Co      K2 Inc                                   76       44.9%        32.9%         63.6%
11/21/02      Synaptic Pharmaceutical Corp     H Lundbeck A/S                          122        8.3%        62.5%         62.1%
11/12/02      Hunt Corp                        Berwind Co LLC                          115       32.3%        31.2%         37.4%
08/19/02      CTB International Corp           Berkshire Hathaway Inc                  144      (13.1%)      (13.4%)         2.3%
08/12/02      DeWolfe Cos Inc                  NRT Inc(HFS,Apollo Management)          133      108.6%       113.5%        50.8%
06/10/02      SilverStream Software Inc        Novell Inc                              212       75.1%        87.1%         83.7%
05/23/02      Datum Inc                        SymmetriCom Inc                         111       47.6%        50.1%         41.3%
05/15/02      Boron LePore &                   Cardinal Health Inc Associates Inc      203       20.0%        32.2%         31.2%
05/08/02      Chase Industries Inc             Olin Corp                               181      (20.6%)      (17.7%)       (2.4%)
05/02/02      Software Spectrum Inc            Level 3 Communications Inc              128      122.4%       121.6%        100.0%
04/23/02      Innoveda Inc                     Mentor Graphics Corp                    176       61.2%        67.4%         96.5%
04/02/02      ONTRACK Data International       Kroll Inc                               173       59.7%        63.2%         78.8%
03/22/02      SpaceLabs Medical Inc            Instrumentarium Corp                    141       (7.8%)       (6.9%)         9.6%
03/20/02      Collateral Therapeutics Inc      Schering AG                             159      121.0%       127.2%        164.7%
03/18/02      Mechanical Dynamics Inc          MSC.Software Corp                       126       57.0%        31.9%         71.4%
03/11/02      Canaan Energy Corp               Chesapeake Energy Corp                   82       84.6%        83.3%         79.1%
02/27/02      Fusion Medical Technologies      Baxter International Inc                149       20.5%        23.6%         33.5%
02/20/02      Sevenson Environmental Svcs      SCC Contracting Inc                     170       26.0%        26.0%         26.0%
02/14/02      dick clark productions inc       Investor Group                          150       32.7%        49.5%         49.5%
01/29/02      Suburban Lodges of America Inc   InTown Suites Management                110       13.0%        17.0%         32.0%
01/07/02      Arguss Communications Inc        Dycom Industries Inc                     84        30.3%       41.9%         53.2%
12/07/01      IKOS Systems Inc                 Mentor Graphics Corp                    116       36.7%        46.7%         111.5%
11/19/01      Resource Bancshares Mtg Grp      NetBank Inc                             154        7.0%         8.1%          2.4%
11/19/01      Genomica Corp                    Exelixis Inc                            108       39.8%        48.1%         70.3%
11/02/01      High Plains Corp                 Abengoa SA                              99        31.2%        42.2%         61.3%
10/30/01      Odwalla Inc                      Coca-Cola Co                            181      124.3%       134.3%        124.3%
10/30/01      CrossWorlds Software Inc         IBM Corp                                126       31.4%        29.5%         97.9%
09/24/01      Imatron Inc                      GE Medical Systems                      200       31.3%        14.6%          1.1%


Source: SDC.

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
PREMIUMS PAID ANALYSIS: BETWEEN $100MM AND $250MM - COMPLETED TRANSACTIONS SINCE 1/1/01 (CONTINUED)

                                                                                                   PREMIUM TO ANNOUNCEMENT DATE
ANNC.                                                                                   EQUITY   ---------------------------------
DATE         TARGET NAME                      ACQUIROR NAME                             VALUE    1 DAY        1 WEEK       4 WEEKS
----         -----------                      -------------                             -----    -----        ------       -------
08/27/01     PolyVision Corp                  Steelcase Inc                             $78      21.6%        31.6%        53.1%
08/24/01     Headhunter.net Inc               Career Holdings Inc                       199      33.1%        31.8%        52.9%
08/21/01     Metro Information Services Inc   Keane Inc                                 137     139.5%       146.1%       133.2%
08/13/01     Hungry Minds Inc                 John Wiley & Sons Inc                      90     (19.4%)      (21.4%)      (13.0%)
07/20/01     Capitol Transamerica Corp        Alleghany Corp                            182      10.0%        11.9%         9.3%
07/10/01     Tremont Advisors Inc             Oppenheimer Acquisition Corp              147      (3.8%)       (6.2%)        5.6%
06/13/01     AXYS Pharmaceuticals Inc         Celera Genomics Corp                      166      11.5%        15.6%        27.4%
05/31/01     United Investors Realty Trust    Equity One Inc                             65      22.1%        27.9%        32.7%
05/30/01     Richton International Corp       Deere & Co                                122      21.1%        54.4%        46.3%
05/16/01     Integrated Measurement Systems   Credence Systems Corp                     191      58.5%        49.6%        65.0%
04/27/01     WorldPages.com Inc               TransWestern Publishing Co LLC            142      36.4%        27.7%        62.2%
04/16/01     EW Blanch Holdings Inc           Benfield Greig Group Ltd                  176      68.3%        92.9%        42.1%
04/10/01     Ravenswood Winery Inc            Constellation Brands Inc                  157      72.5%        76.1%        90.3%
03/23/01     Interland Inc                    Micron Electronics Inc                    178      69.3%       115.4%        39.4%
03/23/01     HD Vest Inc                      Wells Fargo & Co                          128     200.4%       217.4%       214.5%
03/21/01     Sequoia Software Corp            Citrix Systems Inc                        174      12.8%        62.6%        82.3%
02/23/01     ASI Solutions Inc                Aon Corp                                  109      25.7%        25.7%        (9.7%)
02/23/01     Clintrials Research Inc          Inveresk Research Intl                    112      14.3%         4.4%        (6.8%)
02/21/01     Blue Wave Systems Inc            Motorola Inc                              119      (2.2%)       (4.2%)      (12.4%)
02/15/01     VICORP Restaurants Inc           Investor Group                            179      35.9%        34.6%        50.9%
02/07/01     Labtec Inc                       Logitech International SA                  75      51.5%        82.2%       161.6%
01/20/01     Kaye Group Inc                   Hub International Ltd                     126      77.8%        86.7%        75.0%
01/18/01     Casino Data Systems Inc          Aristocrat Leisure Ltd                    178       7.3%        33.3%        51.0%
01/18/01     Texoil Inc                       Ocean Energy Inc                          110       9.1%         8.2%        22.8%

                                                                                Mean             41.1%        47.7%        54.5%
                                                                                Median           31.3%        33.1%        50.8%


Source: SDC.

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
PUBLIC MARKET TRADING ANALYSIS         ($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

- The education sector includes a broad range of companies, none of which are directly comparable to Edison given their differences in terms of customer focus, margin structure and growth, among other things.

                                                                                                     Enterprise Value /
                                                                                          --------------------------------------
                              Share Price       52 Week                                         Revenue              EBITDA
                                            -------------        Equity  Enterprise       --------------------  ----------------
                              7/7/2003      Low      High         Value    Value          LTM (1)      CY2003E  LTM (1)  CY2003E
                              --------      ---      ----         -----    -----          -------      -------  -------  -------


EDISON SCHOOLS INC            $ 1.66      $ 0.14    $ 2.50          $95    $   149          0.3x         0.4x      6.0x      5.0x

K-12
EDISON SCHOOLS INC            $ 1.57      $ 0.14    $ 2.50          $89    $   143          0.3x         0.3x      5.7x      4.8x
NOBEL LEARNING CMNTYS INC       3.92        2.10      7.60           26         74          0.5           NA       7.0        NA

                                                                AVERAGE                     0.4X         0.3X      6.3X      4.8X
                                                                MEDIAN                      0.4          0.3       6.3       4.8

Early Education / Childcare
BRIGHT HORIZONS FAMILY SOLUT  $34.10      $21.35    $35.12         $461    $   440          1.0x         0.9      11.6x     11.0
KINDERCARE LEARNING CENTERS    13.00       11.00     15.00          261        744          0.9           NA       5.6        NA
                                                                AVERAGE                     1.0X         0.9X      8.6X     11.0X
                                                                MEDIAN                      1.0          0.9       8.6      11.0

Supplemental Education
RENAISSANCE LEARNING INC      $21.57      $13.09    $24.72         $682    $   664          6.1x         5.0x     12.3x     12.8x
PLATO LEARNING INC              6.37        3.36     10.04          107         78          1.1          0.9      21.9       5.3
SCIENTIFIC LEARNING CORP        4.30        0.70      4.54           75         78          3.3           NA        NM        NA
LIGHTSPAN INC                   0.76        0.48      1.89           36         18          0.3          0.4        NM        NA
                                                                AVERAGE                     2.7X         2.1X     17.1X      9.0X
                                                                MEDIAN                      2.2          0.9      17.1       9.0

Degree Granting
APOLLO GROUP INC -CL A        $64.68      $30.60    $65.78      $11,712    $11,299          9.7x         8.1x     31.2x     26.1x
CAREER EDUCATION CORP          73.41       33.01     73.81        3,729      3,733          4.6          3.5      23.1      19.5
CORINTHIAN COLLEGES INC        51.89       23.83     52.74        2,433      2,411          5.1          4.2      21.8      18.0
DEVRY INC                      24.57       12.10     26.38        1,736      1,559          2.3          2.2      11.9      10.8
ITT EDUCATIONAL SVCS INC       31.45       14.14     31.55        1,502      1,395          2.9          2.7      14.9      13.6
STRAYER EDUCATION INC          78.02       47.10     80.00          871        911          7.4          6.4      19.2      17.2
                                                                AVERAGE                     5.3X         4.5X     20.4X     17.5X
                                                                MEDIAN                      4.8          3.9      20.5      17.6

Corporate Learning & Testing
SKILLSOFT PLC -ADR            $ 6.25      $ 1.95    $ 6.31         $653    $   607          6.0x         3.4x       NM      21.4x
LEARNING TREE INTL INC         15.92       11.13     18.87          278        188          1.2          1.2      11.8x     11.8
PRINCETON REVIEW INC            7.50        3.95      8.25          206        203          2.2          2.0      31.5      11.1
DIGITALTHINK INC                3.30        0.95      3.76          142        125          4.2          2.3        NM      14.2
                                                                AVERAGE                     2.1X         1.7X     20.1X     14.5X
                                                                MEDIAN                      1.5          1.5      19.2      14.2








                                                                       EBITDA
                                                                   ----------------
                                                  P/E                  Margin
                                           ------------------      ----------------     IBES
                                           LTM (1)    CY2003E      LTM      CY2003E     LTGR %
                                           -------    -------      ---      -------     ------
EDISON SCHOOLS INC                           NM         NM          5.6%       7.0%      30.0%

K-12
EDISON SCHOOLS INC                           NM         NM          5.6%       7.0%      30.0%
NOBEL LEARNING CMNTYS INC                    NM         NA          6.7%        NA         NA
                              AVERAGE        NM         NM          6.1%       7.0%      30.0%
                              MEDIAN         NM         NM          6.1%       7.0%      30.0%


Early Education / Childcare
BRIGHT HORIZONS FAMILY SOLUT               27.5x       24.4x        8.9%       8.3%      19.6%
KINDERCARE LEARNING CENTERS                16.5          NA        15.7%        NA         NA
                              AVERAGE      22.0X       24.4X       12.3%       8.3%      19.6%
                              MEDIAN       22.0        24.4        12.3%       8.3%      19.6%

Supplemental Education
RENAISSANCE LEARNING INC                   22.9x       22.9x       49.6%      39.3%      23.0%
PLATO LEARNING INC                           NM        95.6         4.8%      17.0%      22.5%
SCIENTIFIC LEARNING CORP                     NM          NA          NM         NA         NA
LIGHTSPAN INC                                NM          NA          NM         NA       25.0%
                              AVERAGE      22.9X       59.2X       27.2%      28.2%      23.5%
                              MEDIAN       22.9        59.2        27.2%      28.2%      23.0%

Degree Granting
APOLLO GROUP INC -CL A                     59.9x       46.4x       31.1%      30.9%      24.4%
CAREER EDUCATION CORP                      47.1        37.8        19.7%      18.2%      24.1%
CORINTHIAN COLLEGES INC                    39.6        32.7        23.4%      23.4%      23.9%
DEVRY INC                                  26.4        28.9        19.7%      19.9%      17.4%
ITT EDUCATIONAL SVCS INC                   35.3        26.9        19.5%      19.7%      19.8%
STRAYER EDUCATION INC                      41.7        38.2        38.6%      37.1%      19.9%
                              AVERAGE      41.7X       35.2X       25.3%      24.9%      21.6%
                              MEDIAN       40.7        35.3        21.6%      21.7%      21.9%

Corporate Learning & Testing
SKILLSOFT PLC -ADR                           NM        30.1x         NM       15.8%      25.0%
LEARNING TREE INTL INC                     40.8x       51.4x        9.8%      10.2%      18.3%
PRINCETON REVIEW INC                         NM        41.7         7.0%      17.6%      20.0%
DIGITALTHINK INC                             NM          NA          NM       16.0%      28.3%
                              AVERAGE      40.8X       38.4X        6.3%      15.1%      25.1%
                              MEDIAN       40.8        38.4         6.3%      15.8%      25.0%



(1) Based on June 2003 estimates for Edison.

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
PRECEDENT TRANSACTION ANALYSIS         ($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

- Likewise, though many transactions have taken place in the education sector, based primarily on the differences in customer focus, none of these are directly comparable to the transaction under consideration.

                                                                                                    TOTAL
                                                                                                 ENTERPRISE         PREMIUM PAID
                                                                                                   VALUE /     ---------------------
                                                                               FD      TOTAL     ------------              30 DAYS
DATE       ACQUIROR / TARGET                             TRANSACTION         EQUITY  ENTERPRISE  LTM   LTM     1 DAY        PRIOR
ANNOUNCED  BUSINESS DESCRIPTION                            SUMMARY            VALUE    VALUE     REV.  EBITDA  PRIOR      (TRADING)
---------  --------------------                            -------            -----    -----     ----  ------  -----      ---------

           EDISON SCHOOLS MANAGEMENT
           BUYOUT (MARKET)                       $1.66 PER SHARE IN CASH      $94.8    $148.9    0.3X  6.0X    5.7%        6.4%

           EDISON SCHOOLS MANAGEMENT
           BUYOUT (UNAFFECTED)                   $1.66 PER SHARE IN CASH                                       56.6%      62.2%

Pre K-12
8/5/2002   NOBEL LEARNING MANAGEMENT
           BUYOUT                                $7.75 cash per share         $51.2     $94.4    0.6x  6.5x    37.2%      33.6%
           (TERMINATED)
           Provider of for-profit
           education and school management
           services for K-12

3/30/1998  KNOWLEDGE BEGINNINGS /
           CHILDREN'S DISCOVERY CENTERS          $12.25 cash per share         89.1      91.5    1.0   8.7     21.0%      28.9%
           Operator of preschools
           and elementary schools

1/14/1998  KNOWLEDGE UNIVERSE /
           NOBEL EDUCATION DYNAMICS              Purchase of 16.4% Equity      34.4      45.8    0.6   5.7      8.1%     (13.0%)
           Provider of for-profit                Stake
           education and school
           management services for Preschool-8

3/10/2003  APOLLO MANAGEMENT /
           SYLVAN LEARNING SYSTEMS
           (CERTAIN ASSETS) (1)                  Private equity owner            NA     277.0    1.3   13.9    NA           NA
           Purchased retail and institutional    purchasing specific assets
           K-12 tutoring business and web-based  for total value of $277 mm tutoring businesses

                                                                                       MEAN (2)  0.7x   7.0x   22.1%      16.5%
                                                                                     MEDIAN (2)  0.6    6.5    21.0%      28.9%




(1)   Excludes potential $13MM earnout.

(2) Excludes Sylvan Learning Systems deal as the company does not operate schools.

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
PRECEDENT TRANSACTION                  ($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
ANALYSIS (CONTINUED)



                                                                                                TOTAL
                                                                                             ENTERPRISE         PREMIUM PAID
                                                                                               VALUE /     ---------------------
                                                                           FD      TOTAL     ------------              30 DAYS
DATE       ACQUIROR / TARGET                             TRANSACTION     EQUITY  ENTERPRISE  LTM   LTM     1 DAY        PRIOR
ANNOUNCED  BUSINESS DESCRIPTION                            SUMMARY        VALUE    VALUE     REV.  EBITDA  PRIOR      (TRADING)
---------  --------------------                            -------        -----    -----     ----  ------  -----      ---------


           EDISON SCHOOLS MANAGEMENT
           BUYOUT (MARKET)                   $1.66 PER SHARE IN CASH     $ 94.8    $148.9    0.3X   6.0X    5.7%        6.4%

           EDISON SCHOOLS MANAGEMENT
           BUYOUT (UNAFFECTED)               $1.66 PER SHARE IN CASH                                       56.6%       62.2%
Post-
Secondary
3/26/2003  CAREER EDUCATION /
           WHITMAN EDUCATION                 $6.00 cash and $8.25 stock  $244.9    $234.5    2.2x  16.9x   39.4%       63.4%
           Provider of career-oriented       per share
           postsecondary education


3/19/2003  DEVRY / ROSS UNIVERSITY           $310MM in cash               310.0     310.0    5.0   12.4      NA          NA
           Operator of medical and
           veterinary schools in the
           Caribbean (1)

1/17/2003  WELLSPRING CAPITAL MANAGEMENT
           / VATTEROTT EDUCATIONAL CENTERS   Deal value of $105 mm           NA     105.0    1.8    5.5      NA          NA
           Career college offering degrees
           in advanced trade industries
           and computer technology

6/10/2002  SMARTFORCE - SKILLSOFT MERGER     Stock for stock deal         366.3     247.5    1.0   25.4    19.9%        0.0%
           Provider of integrated
           e-learning solutions to
           Global 3000 corporations

10/2/2001  PRINCETON REVIEW / EMBARK.COM     0.875MM REVU shares            5.1       8.5    1.2     NA      NA          NA
           Developer of online
           products and services
           for the college admissions
           market

7/9/2001   EDUCATION MANAGEMENT CORP. /
           ARGOSY EDUCATION                  $12.00 cash per share         77.9      75.6    1.5   13.7    30.6%      106.9%
           Operator of Argosy University,
           offering doctoral, masters
           bachelors and associates degrees

10/24/2000 CAREER EDUCATION / EDUTRECK       $0.19 per share and 0.0901    44.0      65.3    1.0     NM    43.1%       70.8%
           Provider of global,               Career Education shares per
           career-oriented higher            Edutreck shares
           education programs

6/27/2000  KAPLAN INC. /
           QUEST EDUCATION CORP.             $18.35 cash per share        157.3     164.4    1.4    8.6    88.2%      129.4%
           Owner of post-secondary,
           career-oriented schools

                                                                                 MEAN(2)     1.5x  11.7x   35.9%       52.5%
                                                                                 MEDIAN(2)   1.2   10.5    33.9%       48.5%


(1)   Based on press releases.

(2)   Represents mean / median Pre K-12 and Post-Secondary.

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
DISCOUNTED CASH FLOW ANALYSIS - SELECTED ASSUMPTIONS

                  MANAGEMENT CASE                                        BASE CASE
                  ---------------                                        ---------

MANAGED SCHOOLS
---------------

Charter           2 New Schools in 2004 growing to 12 New Schools        Maintain Number of Student Contractions as per Plan; 65%
                  in 2008                                                Discount of Student Growth in New Schools; 85% Discount
                                                                         of Student Growth in Existing Schools

Contract          1 New School in 2004 growing to 14 New Schools         Maintain Number of Student Contractions as per Plan; 65%
                  in 2008                                                Discount of Student Growth in New Schools; 85% Discount
                                                                         of Student Growth in Existing Schools

NEWTON
Missouri          57,000 Students in 2004 growing to 68,000 Students     0% Student Growth starting in 2004
                  in 2008
Other States      7,500 Students in 2004 growing to 65,000 Students      100% Discount to Number of Students
                  in 2008
After School      7,500 Students in 2004 growing to 82,000 Students      75% Discount to Number of Students
                  in 2008

AFFILIATES
Full Affiliates   15,000 Students in 2004 growing to 275,000             3,600 Students in 2004 growing to 24,000 Students in 2008
                  Students in 2008
Bench Marks Only  50,000 Students in 2004 growing to 460,000             12,000 Students in 2004 growing to 40,000 Students in 2008
                  Students in 2008

UK
Total Business    $0.7mm in revenue in 2004 growing to $21mm in          $0.7mm in revenue in 2004 growing to $3.5mm in 2008
                  2008

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
SUMMARY INCOME STATEMENT - MANAGEMENT CASE                       ($ IN MILLIONS)

                                                                             PLAN
                                      ----------------------------------------------------------------------------------
                                                                                                             2004 - 2008
                                        2004           2005           2006           2007           2008          CAGR
                                      -------        -------        -------        -------        -------        -------
Managed Schools Net Revenue           $ 344.8        $ 404.2        $ 480.4        $ 573.9        $ 685.2           18.7%
Newton Learning Revenue                  53.4           70.7           94.4          119.8          148.0           29.0%
Affiliates Revenue                        2.7            8.1           15.7           24.5           33.6           88.0%
UK Revenue                                0.7            3.0            6.2           15.4           21.0          138.5%
                                      -------        -------        -------        -------        -------
Total Revenue                         $ 401.5        $ 486.0        $ 596.6        $ 733.6        $ 887.9           21.9%
  Less: COGS                           (300.0)        (359.3)        (437.3)        (532.6)        (642.7)
                                      -------        -------        -------        -------        -------
GSC                                     101.5          126.7          159.4          201.0          245.2
    Margin                               25.3%          26.1%          26.7%          27.4%          27.6%
  Less: Total Central Expenses          (62.4)         (71.9)         (80.4)         (90.0)        (101.1)
                                      -------        -------        -------        -------        -------
Operating EBITDA                         39.1           54.8           78.9          111.0          144.1           38.5%
    Margin                                9.7%          11.3%          13.2%          15.1%          16.2%
  Less: School Closures & Other          (4.0)          (3.8)          (4.5)          (5.3)          (5.3)
                                      -------        -------        -------        -------        -------
Normalized EBITDA                        35.1           51.1           74.4          105.7          138.8
  Less: Impairment/Extraordinary          0.0            0.0            0.0            0.0            0.0
                                      -------        -------        -------        -------        -------
Reported EBITDA                          35.1           51.1           74.4          105.7          138.8

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
SUMMARY INCOME STATEMENT - BASE CASE (1)                         ($ IN MILLIONS)


                                                                             BASE
                                     ----------------------------------------------------------------------------------
                                                                                                            2004 - 2008
                                       2004           2005           2006           2007           2008           CAGR
                                     -------        -------        -------        -------        -------        -------
Managed Schools Net Revenue          $ 344.8        $ 362.2        $ 383.6        $ 408.9        $ 438.2            6.2%
Newton Learning Revenue                 40.7           41.9           45.0           48.2           51.8            6.2%
Affiliates Revenue                       0.7            1.0            1.5            2.0            2.9           45.9%
UK Revenue                               0.7            1.0            1.5            2.3            3.5           52.3%
                                     -------        -------        -------        -------        -------
Total Revenue                        $ 386.7        $ 406.1        $ 431.6        $ 461.4        $ 496.5            6.4%
  Less: COGS                          (292.2)        (307.3)        (327.4)        (350.6)        (377.2)
                                     -------        -------        -------        -------        -------
GSC                                     94.5           98.8          104.2          110.9          119.3
    Margin                              24.4%          24.3%          24.2%          24.0%          24.0%
  Less: Total Central Expenses         (59.6)         (62.7)         (65.5)         (68.4)         (71.8)
                                     -------        -------        -------        -------        -------
Operating EBITDA                        34.9           36.1           38.8           42.5           47.5            8.0%
    Margin                               9.0%           8.9%           9.0%           9.2%           9.6%
  Less: School Closures & Other         (4.0)          (3.8)          (4.5)          (5.3)          (5.3)
                                     -------        -------        -------        -------        -------
Normalized EBITDA                       30.9           32.4           34.3           37.2           42.3
  Less: Impairment/Extraordinary         0.0            0.0            0.0            0.0            0.0
                                     -------        -------        -------        -------        -------
Reported EBITDA                         30.9           32.4           34.3           37.2           42.3


(1)   Based on Management estimates as adjusted.

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
DISCOUNTED CASH FLOW ANALYSIS - BASE CASE (1)
                                       ($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                                           FISCAL YEAR ENDED JUNE 30,
                                                    ----------------------------------------------------------------------------
                                                                                         BASE
                                                    ----------------------------------------------------------------------------
                                                     2004          2005          2006          2007          2008          2009
                                                    ------        ------        ------        ------        ------        ------
Revenue                                             $386.7        $406.1        $431.6        $461.4        $496.5        $546.1
% growth                                                --           5.0%          6.3%          6.9%          7.6%         10.0%

EBITDA                                              $ 30.9        $ 32.4        $ 34.3        $ 37.2        $ 42.3        $ 47.3
% growth                                                --           4.6%          5.9%          8.6%         13.6%         12.0%
% margin                                               8.0%          8.0%          7.9%          8.1%          8.5%          8.7%
Less: D&A                                            (30.2)        (27.7)        (22.2)        (19.2)        (20.9)        (25.7)
                                                    ------        ------        ------        ------        ------        ------
EBIT                                                $  0.8        $  4.6        $ 12.0        $ 18.0        $ 21.4        $ 21.6
Less: taxes @ 35.0%                                   (0.3)         (1.6)         (4.2)         (6.3)         (7.5)         (7.6)
                                                    ------        ------        ------        ------        ------        ------
Unlevered net income                                $  0.5        $  3.0        $  7.8        $ 11.7        $ 13.9        $ 14.0
Add: depreciation & amortization                      30.2          27.7          22.2          19.2          20.9          25.7
Less: Capital Expenditures                            (4.9)        (14.8)        (20.2)        (23.5)        (29.5)        (25.7)
% of Sales                                             1.3%          3.6%          4.7%          5.1%          5.9%          4.7%
Less: New Charter School Loans                        (8.8)         (8.9)        (11.4)        (14.1)        (16.9)        (20.3)
Plus: Refinancings of Charter School Loans            28.1          11.3           8.8           7.4          11.2          20.3
Change in Working Capital from Managed Schools        13.1          13.6           1.4           0.1           0.2           0.2
Change in Working Capital from Newton Learning        (7.1)         (3.2)          1.1           0.8           0.3           0.4
                                                    ------        ------        ------        ------        ------        ------
UNLEVERED FREE CASH FLOW                            $ 51.1        $ 28.8        $  9.8        $  1.6        $  0.1        $ 14.6
                                                    ======        ======        ======        ======        ======        ======
Discount periods                                       1.0           2.0           3.0           4.0           5.0           6.0
PV of unlevered free cash flow                        44.3          21.7           6.4           0.9           0.1           6.3



TV CALCULATION - EBITDA MULTIPLE

PV of 2004 - 2009 cash flows                        $  79.7           45.1%
PV of terminal value                                   70.9           40.1%
PV of NOLS                                             26.2           14.8%
                                                    -------        -------
ENTERPRISE VALUE                                    $ 176.8          100.0%
                                                    =======        =======
Less: debt                                            (76.6)
Less: preferred stock                                   0.0
Less: minority interest                                (2.5)
Add: cash                                              25.0
Add: non-cash generating assets                         0.0
                                                    -------
EQUITY VALUE                                        $ 122.7
                                                    =======
Net fully diluted shares                               58.5
                                                    -------
PER SHARE VALUE                                     $  2.10
                                                    -------

Terminal EBITDA                                     $  47.3
Multiple                                                3.5
                                                    -------
FV of terminal value                                $ 165.7
                                                                   -------
Implied perpetual growth rate of unlevered FCF                         5.9%
                                                                   -------


TV CALCULATION - PERP. GROWTH RATE OF FCF

PV of 2004 - 2009 cash flows                        $  79.7           47.7%
PV of terminal value                                   61.1           36.6%
PV of NOLS                                             26.2           15.7%
                                                    -------        -------
ENTERPRISE VALUE                                    $ 167.0          100.0%
                                                    =======        =======
Less: debt                                            (76.6)
Less: preferred stock                                   0.0
Less: minority interest                                (2.5)
Add: cash                                              25.0
Add: non-cash generating assets                         0.0
                                                    -------
EQUITY VALUE                                        $ 113.0
                                                    =======
Net fully diluted shares                               58.1
                                                    -------
PER SHARE VALUE                                     $  1.95
                                                    -------

FCF in terminal year                                $  14.6
Perp. growth rate                                       4.5%
                                                    -------
FV of terminal value                                $ 142.9
                                                                   -------
Implied trailing EBITDA multiple (2009)                                3.0x
                                                                   -------


ASSUMPTIONS

Discount rate                                          15.2%
Terminal multiple of EBITDA                             3.5x


Perp. growth rate of FCF                                4.5%
Tax rate                                               35.0%


FCF in terminal year                                $  14.6

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
SENSITIVITY ANALYSIS - BASE CASE (1)


                IMPLIED PERPETUAL GROWTH RATE OF UNLEVERED FCF
                ----------------------------------------------
                      EBITDA EXIT MULTIPLE TO CALCULATE TV
DISCOUNT        ----------------------------------------------
  RATE               3.0X            3.5X           4.0X
--------        -------------    ------------    -------------
14.0%                3.3%            4.7%           5.8%
15.0%                4.3%            5.7%           6.7%
16.0%                5.2%            6.6%           7.7%


                           EQUITY VALUE PER SHARE
                ----------------------------------------------
                     EBITDA EXIT MULTIPLE TO CALCULATE TV
DISCOUNT        ----------------------------------------------
RATE                 3.0X            3.5X            4.0X
--------        -------------    ------------    -------------
14.0%              $ 2.06          $ 2.23         $ 2.40
15.0%                1.96            2.12           2.28
16.0%                1.87            2.02           2.17


(1)   Based on Management estimates as adjusted.

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
PRESENT VALUE OF FUTURE STOCK PRICE - BASE CASE (1)
                                       ($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

- We have estimated the present value of the Company's future stock price assuming Base CASE projections in terms of EBITDA. We applied assumed future EBITDA multiples and discounted the estimated stock price to the present time based on an estimated cost of equity of 20%-22%.

                                                           FISCAL YEAR
                                                         ENDING JUNE 30,
                                                               2004
                                                         ---------------
Revenues                                                    $   386.7
EBITDA                                                           30.9
   Margin %                                                       8.0%

Discount Rate                               21.0%
Terminal EBITDA Multiple                     4.0x

   2004 EBITDA (Evercore Base Case)                         $    30.9
   Terminal Multiple                                             4.0x
                                                            ---------
   Total Enterprise Value                                   $   123.8
   Less: Debt Outstanding and Minority Interest                 (79.1)
   Plus: Cash                                                    70.1
                                                            ---------
   Total Equity Value                                           114.9
   Net fully diluted shares                                    58.151
                                                            ---------
      PER SHARE VALUE                                       $    1.98
                                                            ---------

                                                            ---------
      PRESENT VALUE OF PER SHARE VALUE                      $    1.63
                                                            ---------


                        Value Per Share
                        ----------------------------------------
                                          Terminal Multiple
                                   ----------------------------
                                     3.5x       4.0x       4.5x
                                   --------   -------    -------
Cost of                 22.0%      $ 1.42     $ 1.62     $ 1.82
Equity                  21.0%        1.43       1.63       1.83
                        20.0%        1.44       1.65       1.85


(1)   Based on Management estimates as adjusted.

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
LBO ANALYSIS - BASE CASE (1)           ($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


ASSUMPTIONS

-     $1.66 acquisition price

-     Company re-levered at 3.0x 2003E EBITDA

-     Management owns 23% of Company post-transaction on a fully diluted basis

- Projections include Evercore Base Case assumptions (6.4% revenue CAGR; 8.0% EBITDA CAGR)

SOURCES                        Rate          $
-------                        ----       ------
Senior Debt                     8.0%      $ 75.0

Subordinated Debt                            0.0

Sponsor Equity                             103.4
                                          ------

Total Sources                             $178.4
                                          ======


USES

Equity Purchase Price                     $ 94.8
Refinance Existing Debt                     76.6
Transaction Expenses                         7.0
Existing Cash                                0.0
                                          ------
Total Uses                                $178.4
                                          ======


RETURNS TO SPONSOR IN 2008 (2)


Multiple of        Implied
2004 EBITDA         Equity
                     Value                     EBITDA Exit Multiple
                   ---------     ------------------------------------------------
                                  4.0x       4.8x      5.0x       5.5x       6.0x
                                 ------    ------    ------     -------    -------
      3.2x            44.8       35.2%      40.0      41.1%      43.8%      46.4%
      4.0x            69.8       23.9%      28.1      29.1%      31.5%      33.7%

      4.8x            94.8       16.6%      20.5      21.4%      23.5%      25.6%

      5.6x           119.8       11.5%      15.0      15.8%      17.8%      19.8%

      6.4x           144.8        7.6%      10.9      11.6%      13.5%      15.3%


(1)   Based on Management estimates as adjusted.

(2)   Assumes 23.0% management ownership post-transaction.


                             Implied Price per Share
        -------------------------------------------------------
                            Returns to Sponsor in 2008
        -------------------------------------------------------
         20.0%        21.0%    22.0%   23.0%   24.0%   25.0%

         $1.74       $1.58    $1.44   $1.32   $1.21   $1.12


Assumes same exit multiple as purchase multiple.

                                    APPENDIX

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
DISCOUNTED CACH FLOW ANALYSIS - MANAGEMENT CASE
                                   ($ IN MILLIONS, EXCEPTIONS PER SHARE AMOUNTS)


                                                                    FISCAL YEAR ENDED JUNE 30,
                                      ----------------------------------------------------------------------------------
                                                                                PLAN
                                      ----------------------------------------------------------------------------------
                                       2004           2005           2006           2007           2008           2009
                                      -------        -------        -------        -------        -------        -------
Revenue                               $ 401.5        $ 486.0        $ 596.6        $ 733.6        $ 887.9        $ 976.6
% growth                                   --           21.0%          22.8%          23.0%          21.0%          10.0%


EBITDA                                $  35.1        $  51.1        $  74.4        $ 105.7        $ 138.8        $ 155.5
% growth                                   --           45.5%          45.7%          42.0%          31.3%          12.0%
% margin                                  8.7%          10.5%          12.5%          14.4%          15.6%          15.9%
Less: D&A                               (30.6)         (30.1)         (27.1)         (27.1)         (32.5)         (41.4)
                                      -------        -------        -------        -------        -------        -------
EBIT                                  $   4.5        $  21.0        $  47.4        $  78.6        $ 106.3        $ 114.0
Less: taxes @ 35.0%                      (1.6)          (7.4)         (16.6)         (27.5)         (37.2)         (39.9)
                                      -------        -------        -------        -------        -------        -------
Unlevered net income                  $   2.9        $  13.7        $  30.8        $  51.1        $  69.1        $  74.1
Add: depreciation & amortization         30.6           30.1           27.1           27.1           32.5           41.4
Less: Capital Expenditures               (7.1)         (24.2)         (32.7)         (39.0)         (48.1)         (41.4)
% of Sales                                1.8%           5.0%           5.5%           5.3%           5.4%           4.2%
Less: New Charter School Loans           (8.8)         (20.8)         (27.8)         (35.2)         (43.0)         (51.6)
Plus: Refinancings of Charter
School Loans                             28.1           11.3            8.8           11.4           20.6           51.6
Change in Working Capital from
Managed Schools                          13.2           16.0            2.8            2.2            3.0            3.3
Change in Working Capital from
Newton Learning                         (21.7)         (20.7)         (20.9)         (21.3)         (23.2)         (25.5)
                                      -------        -------        -------        -------        -------        -------
UNLEVERED FREE CASH FLOW              $  37.3        $   5.3        ($ 11.9)       ($  3.6)       $  10.9        $  51.9
                                      =======        =======        =======        =======        =======        =======
Discount periods                          1.0            2.0            3.0            4.0            5.0            6.0
PV of unlevered free cash flow           32.4            4.0           (7.8)          (2.1)           5.4           22.2


TV CALCULATION - EBITDA MULTIPLE

PV of 2004 - 2009 cash flows                        $  54.1           17.3%
PV of terminal value                                  232.7           74.3%
PV of NOLS                                             26.2            8.4%
                                                    -------         ------
   ENTERPRISE VALUE                                 $ 313.0          100.0%
                                                    =======         ======
Less: debt                                            (76.6)
Less: preferred stock                                   0.0
Less: minority interest                                (2.5)
Add: cash                                              25.0
Add: non-cash generating assets                         0.0
                                                    -------
   EQUITY VALUE                                     $ 259.0
                                                    =======
Net fully diluted shares                               61.4
                                                    -------
   PER SHARE VALUE                                  $  4.22
                                                    -------
Terminal EBITDA                                     $ 155.5
Multiple                                                3.5
                                                    -------
FV of terminal value                                $ 544.2
                                                                    ------
Implied perpetual growth rate of unlevered FCF                         5.2%
                                                                    ------


TV CALCULATION - PERP. GROWTH RATE OF FCF


PV of 2004 - 2009 cash flows                        $  54.1           17.5%
PV of terminal value                                  228.3           74.0%
PV of NOLS                                             26.2            8.5%
                                                    -------         ------
ENTERPRISE VALUE                                    $ 308.7          100.0%
                                                    =======         ======
Less: debt                                            (76.6)
Less: preferred stock                                   0.0
Less: minority interest                                (2.5)
Add: cash                                              25.0
Add: non-cash generating assets                         0.0
                                                    -------
EQUITY VALUE                                        $ 254.6
                                                    =======
Net fully diluted shares                               61.3
                                                    -------
PER SHARE VALUE                                     $  4.15
                                                    -------
FCF in terminal year                                $  51.9
Perp. growth rate                                       5.0%
                                                    -------
FV of terminal value                                $ 533.9
                                                                    ------
Implied trailing EBITDA multiple (2009)                                3.4x
                                                                    ------


ASSUMPTIONS


Discount rate                                          15.2%
Terminal multiple of EBITDA                             3.5x

Perp. growth rate of FCF                                5.0%

Tax rate                                                35.0%

FCF in terminal year                                $  51.9

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
SENSITIVITY ANALYSIS - MANAGEMENT CASE


                IMPLIED PERPETUAL GROWTH RATE OF UNLEVERED FCF
                ----------------------------------------------
                     EBITDA EXIT MULTIPLE TO CALCULATE TV
DISCOUNT        ----------------------------------------------
RATE                 3.0X            3.5X            4.0X
                -------------    ------------    -------------
14.0%                2.6%            4.1%            5.2%
15.0%                3.5%            5.0%            6.1%
16.0%                4.4%             5.9%           7.1%



                           EQUITY VALUE PER SHARE
                ----------------------------------------------
                      EBITDA EXIT MULTIPLE TO CALCULATE TV
DISCOUNT        ----------------------------------------------
RATE                3.0X             3.5X            4.0X
                -------------    ------------    -------------
14.0%             $ 3.96           $ 4.51          $ 5.06
15.0%               3.75             4.27            4.79
16.0%               3.54             4.04            4.54

PROJECT APPLE                                   PRELIMINARY DRAFT - CONFIDENTIAL
--------------------------------------------------------------------------------
WEIGHTED AVERAGE COST OF CAPITAL ANALYSIS                        ($ IN MILLIONS)



ASSUMPTIONS

Tax Rate for Comps                       35.0%
Risk-free Rate of Return (Rf) (1)         4.8%
Market Risk Premium (Rm - Rf) (2)         7.4%
Size Premium                              1.5%
Edison Assumed D/(D+E)                   40.0%
Edison Cost of Debt (Kd)                  7.5%


BETA CALCULATION


                                                      MARKET
                                PROJECTED   TOTAL     VALUE            TOTAL      LEVERAGE RATIO  UNLEVERED
COMPANY                            BETA      DEBT   OF EQUITY(4)  CAPITALIZATION  (DEBT/EQUITY)    BETA(5)
------------------------------  ---------  -------  ------------  --------------  --------------  ---------
Edison                            1.826     $ 76.6     $ 94.8         $171.4           80.8%          1.197


Edison Unlevered Beta                                                                                  1.20
Pro Forma Leverage Ratio (D/E)                                                                        120.8%(6)
Edison Tax Rate                                                                                        35.0%
EDISON LEVERED BETA                                                                                    2.14


WACC

Market Risk Premium (Rm - Rf)                  7.4%
Multiplied by: Edison Levered Beta            2.14
                                           -------
Adjusted Market Risk Premium                  17.3%
Add: Risk-free Rate of Return (Rf)             4.8%
                                           -------
   COST OF EQUITY                             22.1%
Multiply by: Edison E/(D+E)                   60.0%
                                           -------
Cost of Equity Portion                        13.3%
Edison Cost of Debt (Kd)                       7.5%
Edison Tax Rate                               35.0%
                                           -------
   AFTER-TAX COST OF DEBT                      4.9%
Multiply by: Edison D/(D+E)                   40.0%
                                           -------
Weighted Avg. Cost of Debt Portion             2.0%
                                           -------
   WACC                                       15.2%


WACC SENSITIVITY ANALYSIS



                              WACC
-------------------------------------------------------------------
                              PRE-TAX COST OF DEBT
ASSUMED       -----------------------------------------------------
D/(D+E)        6.5%        7.0%        7.5%        8.0%        8.5%
-------       -----       -----       -----       -----       -----
10.0%         20.3%       20.3%       20.4%       20.4%       20.4%
20.0%         18.5%       18.6%       18.6%       18.7%       18.8%
30.0%         16.7%       16.8%       16.9%       17.0%       17.1%
40.0%         14.9%       15.1%       15.2%       15.3%       15.5%
50.0%         13.2%       13.3%       13.5%       13.6%       13.8%

----------

(1)   Source: 30 Year Treasury Yield as of July 7, 2003.

(2)   Source: Ibbotson Associates 2003.

(3)   Barra predicted beta as of April 30, 2003.

(4)   Based off of current stock price and fully diluted shares outstanding.

(5)   Unlevered Beta = Levered Beta / [ 1 + ((D/E) * (1-T))].

(6) Based on pro forma debt and equity values. Assumes equity value based on $1.66 per share offer and 40% of equity value is financed with debt.

(7)   Levered Beta = Unlevered Beta * [ 1 + ((D/E) * (1-T))].